UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 10, 2004

ISCO INTERNATIONAL, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS 60007

(Address of Principal Executive Offices)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 10, 2004, ISCO International, Inc. (the “Company”) increased the Company’s uncommitted line of credit with its two largest shareholders, an affiliate of Elliott Associates, L.P. (Manchester Securities Corporation (“Manchester”)) and Alexander Finance, L.P. (“Alexander”) pursuant to a Third Amended and Restated Loan Agreement dated November 10, 2004 (the “Loan Agreement”). Under the terms of the increase, the line of credit provides up to an additional $2 million, $1 million of which was drawn immediately by the Company with the remaining $1 million available to be drawn upon the Company’s request and subject to the approval of the lenders. Alexander’s relative commitment under this draw on the line of credit was $550,000, while Manchester’s relative commitment was $450,000. With this increase, the aggregate loan commitments by the lenders are $8,500,000.

The indebtedness under the line of credit is evidenced by the Company’s 14% Secured Grid Notes (the “Grid Notes”). The Company issued a Grid Note to Alexander in aggregate principal amount of $1,100,000 and a Grid Note to Manchester in aggregate principal amount of $900,000.

Except for the increase in the line of credit and the issuance of the Grid Notes, the material terms of the financing remain unchanged from the previous lines of credit. These continuing terms include:

•	Interest on the line of credit bears a rate of 14%. Such interest is calculated on a 360 day year simple interest basis and paid for the actual number of days elapsed. All interest due under the line of credit is payable on April 1, 2005, the maturity date of the line of credit. After the occurrence and during the continuance of an event of default, the interest rate on the Grid Note is increased to the lower of 20% per annum, compounded annually, or the highest rate permitted by law and is payable on demand of the lenders.

•	The repayment of the principal amount of the Grid Notes, as well as other notes issued under previous lines of credit with the lenders (collectively with the Grid Notes, the “Notes”) and all accrued and unpaid interest can be accelerated in the event of a failure to pay any principal or accrued but unpaid interest upon any of the Notes as and when such Notes become due and payable; failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the Notes or the Loan Agreement; an event of default under the Third Amended and Restated Security Agreement among the Company, its two subsidiaries, and the lenders dated November 10, 2004 (the “Security Agreement”); a breach by the Company of its representations and warranties under the Loan Agreement; defaults under any other indebtedness of the Company in excess of $500,000; upon final judgments involving, in the aggregate, liability of the Company in excess of $500,000; or upon a bankruptcy event.

•	The Notes are guaranteed by the Company’s two subsidiaries, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation (the “Guaranties”).

•	Any payments or prepayments by the Company or any guarantor permitted or required under the Loan Agreement shall be applied to each lender, pro rata in relation to the total amount of the Company’s indebtedness to the lenders then outstanding, in the following order: first, to the payment of any fees, costs, expenses, or charges of the lenders arising under the Loan Agreement, the Notes, the Guaranties, and the Security Agreement, second, to the payment of interest accrued on the outstanding advances represented by the Grid Notes, third, to the payment of the principal amount of the outstanding advances represented by the Grid Notes, fourth, to the payment of interest accrued on the outstanding advances represented by the notes issued in July 2004; fifth, to the payment of the principal amount of the outstanding advances represented by the notes issued in July 2004, sixth, to the payment of interest accrued on outstanding advances represented by the notes issued in October 2003, seventh, to the payment of the principal amount of the outstanding advances represented by the notes issued in October 2003, eighth, to the payment of interest accrued on outstanding advances represented by the notes issued in October 2002, and ninth, to the payment of the principal amount of the outstanding advances represented by the notes issued in October 2002. Any prepayments, whether optional or mandatory, shall permanently reduce the lenders’ commitments, pro rata, to the extent of such prepayments.

•	The Company granted a first priority security interest, subject to certain permitted liens, in all of the Company’s assets to secure the Company’s obligations under the Loan Agreement, the Notes, the Guaranties, and the Security Agreement. Under the Notes, the Company is prohibited from incurring additional indebtedness, other than the indebtedness under the Notes, other indebtedness to the lenders which is expressly subordinated in writing to the existing indebtedness to the lenders, or indebtedness to trade creditors in the ordinary course of business consistent with past practice.

•	Upon 30 days prior written notice to the lenders, the Company may prepay outstanding amounts under the Loans, provided that the minimum amount of any prepayment be at least $250,000. Upon receipt of net cash proceeds from (i) certain sales, leases, transfers or other dispositions of any assets of the Company, (ii) the issuance of debt to third parties, (iii) the issuance of capital stock, warrants, rights or options to acquire capital stock, or any other securities other than upon the upon the exercise of outstanding options and warrants or the issuance of options pursuant to the Company’s equity incentive plan, in excess of 5% of the outstanding shares of the Company’s common stock, (iv) any judgment, award or settlement or (v) a merger or share exchange pursuant to which 50% of the Company’s voting power is transferred, the Company shall prepay the lesser of the amount of outstanding Loans or the amount of such net cash proceeds.

•	The Company is required to pay all of the reasonable fees and expenses incurred by the lenders in connection with the Transaction Documents.

Item 8.01. Other Events.

On November 10, 2004, the Company announced the incorporation of its RF2™ product platform in the rollout of wireless data networks. A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this Form 8-K:

(c)	Exhibit No.	Description
	10.1	Third Amended and Restated Loan Agreement dated November 10, 2004 by and among Manchester Securities Corporation, Alexander Finance, L.P., and ISCO International, Inc.

	10.2	Third Amended and Restated Security Agreement dated November 10, 2004 by and among ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation and Alexander Finance, L.P.

	10.3	Secured 14% Grid Note dated November 10, 2004 between ISCO International, Inc. and Alexander Finance, L.P. in the principal amount of $1,100,000.

	10.4	Secured 14% Grid Note dated November 10, 2004 between ISCO International, Inc. and Manchester Securities Corporation in the principal amount of $900,000.

	10.5	Third Amended and Restated Guaranty of Spectral Solutions, Inc. dated November 10, 2004.

	10.6	Third Amended and Restated Guaranty of Illinois Superconductor Canada Corporation, Inc. dated November 10, 2004.

	99.1	Press Release dated November 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: November 10, 2004	By:	/s/ Frank Cesario
Frank Cesario Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
10.1*	Third Amended and Restated Loan Agreement dated November 10, 2004 by and among Manchester Securities Corporation, Alexander Finance, L.P., and ISCO International, Inc.

10.2*	Third Amended and Restated Security Agreement dated November 10, 2004 by and among ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation and Alexander Finance, L.P.

10.3*	Secured 14% Grid Note dated November 10, 2004 between ISCO International, Inc. and Alexander Finance, L.P. in the principal amount of $1,100,000.

10.4*	Secured 14% Grid Note dated November 10, 2004 between ISCO International, Inc. and Manchester Securities Corporation in the principal amount of $900,000.

10.5*	Third Amended and Restated Guaranty of Spectral Solutions, Inc. dated November 10, 2004.

10.6*	Third Amended and Restated Guaranty of Illinois Superconductor Canada Corporation, Inc. dated November 10, 2004.

99.1*	Press Release dated November 10, 2004.

*	Filed herewith